Exhibit 99.1

First Bancshares, Inc. Reports Results for Third Quarter Ended September 30, 2021; Increases Quarterly Dividend 7%

HATTIESBURG, Miss.--(BUSINESS WIRE)--October 25, 2021--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders for the quarter ended September 30, 2021.

Highlights for the Quarter:

  Average loans, excluding Paycheck Protection Program (”PPP”) loans, increased $9.0 million, 0.3% as compared to the quarter ended June 30, 2021, or 1.2% on an annualized basis.
  Net income available to common shareholders totaled $16.1 million for the quarter ended September 30, 2021, representing an increase of $0.5 million, or 3.4%, compared to $15.6 million for the quarter ended June 30, 2021.
  Total interest income increased $1.2 million, or 2.8% from $43.2 million for quarter end June 30, 2021 to $44.4 million for quarter end September 30, 2021 and total cost of deposits decreased 23% from 0.30% at quarter end June 30, 2021 to 0.23% at quarter end September 30, 2021. These changes resulted in an increase of 11 bps to our net interest margin.
  In year-over-year comparison, net income available to common shareholders increased $11.2 million, or 30.1%, from $37.2 million for the nine months ended September 30, 2020 to $48.4 million for the same period ended September 30, 2021.
  Total nonperforming assets decreased $8.9 million representing a 24% decrease as compared to June 30, 2021 and decreased $16.9 million representing a 38% decrease as compared to third quarter 2020.
  Provision for credit losses totaled $0 for the quarter as compared to $0 for the sequential quarter comparison and $6.9 million for the third quarter of 2020.
  As of September 30, 2021, total COVID-related modifications were $27.8 million, representing 0.9% of the loan portfolio and down from a peak of $676 million or 21% of the loan portfolio in 2020. For additional details related to the effects of COVID-19, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company’s website: www.thefirstbank.com.
  During the quarter, the Company received a $1.8 million grant from the U. S. Treasury Rapid Response Program (“RRP”).
  During the quarter, the Company made $1.4 million in charitable contributions to the University of Mississippi’s Children’s Hospital, to 3 Historically Black Colleges and Universities, Florida A&M, Southern University and Jackson State University and set aside monies for down payment and closing cost assistance for low to moderate income mortgage applicants. These investments further our mission as a Community Development Financial Institution to support underserved communities throughout our trade area.
  During the first quarter of 2021, the Company adopted the Current Expected Credit Losses (“CECL”) methodology for estimating credit losses, effective January 1, 2021.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “Our markets continue to show improvement in activity across our footprint as we recover from the effects of the pandemic. We were pleased to see improvements in profitability and credit quality across the organization. Loan demand appears to be increasing as economic activity picks up particularly in the construction portion of our loan portfolio as total commitments increased 18% quarter over quarter. We achieved an 11 basis point increase in our net interest margin during the quarter and lowered our deposit costs to 0.23%. We are encouraged that these are signs of increasing growth opportunities as we focus on continuing to expand our southeastern presence.”

Quarterly Earnings

Net income available to common shareholders totaled $16.1 million for the quarter ended September 30, 2021, an increase of $0.5 million, or 3.4%, compared to $15.6 million for the quarter ended June 30, 2021. The Company recognized $0.4 million more in PPP loan fee income during the third quarter 2021 as compared to the second quarter 2021.

Net income available to common shareholders totaled $16.1 million for the quarter ended September 30, 2021, an increase of $4.2 million, or 35.4%, compared to $11.9 million for the quarter ended September 30, 2020.

Provision for credit losses totaled $0 for the quarter ended September 30, 2021 and quarter ended June 30, 2021, a decrease of $6.9 million, or $5.3 million net of tax, as compared to the third quarter of 2020.

Earnings Per Share

For the third quarter of 2021, fully diluted earnings per share were $0.76 compared to $0.74 for the second quarter of 2021 and $0.56 for the third quarter of 2020. The increase in sequential quarter comparison is due to an increase in net income available to common shareholders of $0.5 million.

Diluted earnings per share operating (non-GAAP) increased $0.20 from $0.56 for third quarter of 2020 to $0.76 for third quarter of 2021 due to the increase in operating net earnings available to shareholders (non-GAAP) of $4.0 million for the same period.

Fully diluted earnings per share include the purchase by the Company of 165,623 shares during the first quarter of 2021 and 289,302 shares during the fourth quarter of 2020.

Balance Sheet

Consolidated assets increased $2.2 million to $5.512 billion at September 30, 2021 from $5.510 billion at June 30, 2021.

PPP loans at September 30, 2021 were $87.1 million, down $70.7 million from June 30, 2021, due to loan forgiveness under the PPP program.

Total average loans were $2.984 billion for the quarter ended September 30, 2021, as compared to $3.043 billion for the quarter ended June 30, 2021, and $3.166 billion for the quarter ended September 30, 2020, representing a decrease of $59.0 million, or 1.9%, for the sequential quarter comparison, and a decrease of $181.9 million, or 5.7%, for the prior year quarterly comparison. PPP loans averaged $112.3 million for the quarter ended September 30, 2021, $180.3 million for the quarter ended June 30, 2021, and $260.1 million for the quarter ended September 30, 2020.

Excluding the PPP loans, average loans increased $9.0 million, or 0.3% as compared to the quarter ended June 30, 2021.

Total average deposits were $4.666 billion for the quarter ended September 30, 2021, as compared to $4.629 billion for the quarter ended June 30, 2021, and $4.212 billion for the quarter ended September 30, 2020, representing an increase of $36.7 million, or 0.8%, for the sequential quarter comparison, and an increase of $453.5 million, or 10.8%, for the prior year quarterly comparison.

Average deposits increased $453.5 million, or 10.8% as compared to the quarter ended September 30, 2020 of which $230.1 million was attributable to increases in the non-interest bearing accounts.

The Company implemented Deposit Reclassification at the beginning of 2020. This program reclassifies noninterest bearing deposits and NOW deposit balances to money market accounts. This program reduces our reserve balance required at the Federal Reserve Bank of Atlanta which provides additional funds for liquidity and lending. At September 30, 2021, $828.1 million in noninterest deposit balances and $854.0 million in NOW deposit accounts were reclassified as money market accounts.

Asset Quality

Nonperforming assets totaled $28.0 million at September 30, 2021, a decrease of $9.0 million compared to $37.0 million at June 30, 2021 and a decrease of $16.9 million compared to $44.9 million at September 30, 2020. Nonaccrual loans decreased $2.6 million as compared to June 30, 2021 and decreased $12.3 million as compared to September 30, 2020.

The ratio of the allowance for credit losses (ACL) to total loans was 1.09% at September 30, 2021 and 1.07% at June 30, 2021. The ratio of allowance for loan losses to total loans under the incurred loss model was 0.87% at September 30, 2020. The ratio of annualized net charge-offs (recoveries) to total loans was 0.005% for the quarter ended September 30, 2021 compared to 0.03% for the quarter ended June 30, 2021 and 0.09% for the quarter ended September 30, 2020.

Effective January 1, 2021, the Company adopted the CECL methodology for estimating credit losses. This adoption resulted in a net $0.4 million increase to the ACL and an unfunded commitment reserve of $0.7 million.

Third Quarter 2021 vs. Third Quarter 2020 Earnings Comparison

Net income available to common shareholders for the third quarter of 2021 totaled $16.1 million compared to $11.9 million for the third quarter of 2020, an increase of $4.2 million or 35.4%. Provision for credit losses totaled $0 for the quarter ended September 30, 2021, a decrease of $6.9 million, or $5.3 million net of tax, as compared to the third quarter of 2020.

Net interest income for the third quarter of 2021 was $40.0 million, a slight increase when compared to the third quarter of 2020. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $40.7 million and $40.6 million for the third quarter of 2021 and 2020, respectively. Purchase accounting adjustments decreased $0.7 million for the third quarter comparisons. Third quarter of 2021 FTE net interest margin (non-GAAP) was 3.25% which included 10 basis points related to purchase accounting adjustments compared to 3.58% for the same quarter in 2020, which included 17 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 26 basis points in prior year quarterly comparison.

Non-interest income increased $0.8 million for the third quarter of 2021 as compared to the third quarter of 2020. This increase is attributed to the $1.8 million RRP grant from the U.S. Treasury and was offset by the decrease in mortgage income of $1.2 million.

Third quarter 2021 non-interest expense was $29.1 million, an increase of $2.1 million, or 7.9% as compared to the third quarter of 2020. Charitable contributions of $1.4 million during the third quarter of 2021 contributed to the increase. These contributions related to the RRP grant and supported projects in underserved communities.

Investment securities totaled $1.485 billion, or 27.0% of total assets at September 30, 2021, compared to $984.9 million, or 19.1% of total assets at September 30, 2020. The average balance of investment securities increased $406.7 million in the prior year quarterly comparison. The average tax equivalent yield on investment securities (non-GAAP) decreased 26 basis points to 2.22% from 2.48% in the prior year quarterly comparison. The investment portfolio had a net unrealized gain of $18.2 million at September 30, 2021 as compared to a net unrealized gain of $33.2 million at September 30, 2020.

The FTE average yield on all earning assets (non-GAAP) decreased 54 basis points in prior year quarterly comparison, from 4.14% for the third quarter of 2020 to 3.60% for the third quarter of 2021. Interest expense on average interest bearing liabilities decreased 22 basis points from 0.61% for the third quarter of 2020 to 0.39% for the third quarter of 2021. Cost of all deposits averaged 22 basis points for the third quarter of 2021 compared to 47 basis points for the third second quarter of 2020.

Third Quarter 2021 vs Second Quarter 2021 Earnings Comparison

Net income available to common shareholders for the third quarter of 2021 increased $0.5 million to $16.1 million compared to $15.6 million for the second quarter of 2021.

Net interest income for the third quarter of 2021 was $40.0 million as compared to $38.1 million for the second quarter of 2021, an increase of $2.0 million which is attributed to an increase in income earned on investment securities of $1.0 million and a decrease in interest expense of $0.8 million. FTE net interest income (non-GAAP) increased $2.0 million to $40.7 million from $38.7 million in sequential-quarter comparison. Third quarter 2021 FTE net interest margin (non-GAAP) of 3.25% included 10 basis points related to purchase accounting adjustments compared to 3.14% for the second quarter in 2021, which included 9 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) increased 10 basis point in sequential quarter comparison.

Investment securities totaled $1.485 billion, or 27.0% of total assets at September 30, 2021, compared to $1.303 billion, or 23.6% of total assets at June 30, 2021. The average balance of investment securities increased $144.2 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) increased 7 basis points to 2.22% from 2.15% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $18.2 million at September 30, 2021 as compared to a net unrealized gain of $25.6 million at June 30, 2021.

The FTE average yield on all earning assets (non-GAAP) increased in sequential-quarter comparison from 3.56% to 3.60%. Interest expense on average interest bearing liabilities decreased 7 basis points from 0.46% for the second quarter of 2021 to 0.39% for the third quarter of 2021. Cost of all deposits averaged 22 basis points for the third quarter of 2021 compared to 28 basis points for the second quarter of 2021.

Non-interest income increased $0.8 million in sequential-quarter comparison resulting from the $1.8 million RRP grant from the U.S. Treasury and was offset by a decrease in mortgage income of $0.6 million.

Non-interest expense for the third quarter of 2021 was $29.1 million compared to $27.5 million for the second quarter of 2021, an increase of $1.6 million, which is attributed to the $1.4 million charitable contributions related to the RRP grant and $0.2 million in expense related to the early vesting of restricted stock held by our Directors.

Year-to-Date Earnings Comparison

In the year-over-year comparison, net income available to common shareholders increased $11.2 million, or 30.1%, from $37.2 million for the nine months ended September 30, 2020 to $48.4 million for the same period ended September 30, 2021. Excluding the bargain purchase and sale of land gains of $7.5 million, net of tax, and the decreased provision expense of $16.7 million, net of tax, recorded during the nine months ended September 2020, net income available to common shareholders increased $2.0 million in the year-over-year comparison.

Net interest income increased $4.1 million in the year-over-year comparison, primarily due to interest income earned on a higher volume of securities and a reduction in interest expense due to changes in rates.

Non-interest income increased $4.6 million in the year-over-year comparison excluding the gains mentioned above. Interchange fee income increased $1.7 million and the RRP grant of $1.8 million accounted for the increase in the year-over-year comparison.

Non-interest expense was $83.8 million for the nine months ended September 30, 2021 an increase of $5.3 million as compared to the same period ended September 30, 2020. An increase of $3.7 million in salaries and employee benefits, an increase of $1.7 million in occupancy expense and the $1.4 million in charitable contributions contributed to the increase.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.16 per share to be paid on its common stock on November 26, 2021 to shareholders of record as of the close of business on November 10, 2021.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating efficiency ratio, pre-tax, pre-provision operating earnings, diluted operating earnings per common share, operating net earnings available to shareholder, fully tax equivalent net interest income, fully tax equivalent net interest margin, core net interest margin, average tax equivalent yield on investment securities, fully tax equivalent average yield on all earning assets, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (5) risks related to the Company’s pending and recently completed acquisitions, including that the anticipated benefits from the pending and recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (6) changes in management’s plans for the future; (7) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (8) changes in accounting principles, policies, or guidelines; (9) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (10) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (11) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (12) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Statements about the potential effects of the COVID-19 pandemic on the Company’s assets, business, liquidity, financial condition, prospects, and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, employees, third parties and the Company.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 9/30/21	Quarter Ended 6/30/21	Quarter Ended 3/31/21	Quarter Ended 12/31/20	Quarter Ended 9/30/20
Total Interest Income	$44,435	$43,238	$45,187	$45,613	$46,337
Total Interest Expense	4,407	5,188	5,958	6,147	6,365
Net Interest Income	40,028	38,050	39,229	39,466	39,972
FTE net interest income*	40,673	38,696	39,884	40,119	40,608
Provision for credit losses**	-	-	-	3,523	6,921
Non-interest income	9,586	8,822	9,472	10,928	8,794
Non-interest expense	29,053	27,452	27,264	27,897	26,935
Earnings before income taxes	20,561	19,420	21,437	18,974	14,910
Income tax expense	4,429	3,820	4,793	3,639	2,993
Net income available to common shareholders	$ 16,132	$15,600	$16,644	$15,335	$11,917

PER COMMON SHARE DATA
Basic earnings per share	$0.77	$0.74	$0.79	$0.72	$0.56
Diluted earnings per share	0.76	0.74	0.79	0.72	0.55
Diluted earnings per share, operating*	0.76	0.74	0.79	0.65	0.56
Quarterly dividends per share	.15	.14	.13	.12	.10
Book value per common share at end of period	31.81	31.40	30.64	30.54	29.82
Tangible book value per common share at period end*	23.03	22.57	21.76	21.65	20.93
Market price at end of period	38.78	37.43	36.61	30.88	20.97
Shares outstanding at period end	21,019,897	21,020,723	21,018,744	21,115,009	21,408,017
Weighted average shares outstanding:
Basic	21,020,128	21,018,772	21,009,088	21,308,838	21,405,309
Diluted	21,211,716	21,207,660	21,200,558	21,421,367	21,544,040

AVERAGE BALANCE SHEET DATA
Total assets	$5,504,107	$5,458,531	$5,337,264	$5,136,136	$5,085,340
Loans and leases	2,983,771	3,042,785	3,097,145	3,153,543	3,165,653
Total deposits	4,665,914	4,629,176	4,410,288	4,195,492	4,212,410
Total common equity	664,594	647,850	644,923	640,828	632,527
Total tangible common equity*	479,540	461,743	457,775	451,011	441,635

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.17%	1.14%	1.25%	1.19%	0.94%
Annualized return on avg assets, operating*	1.17%	1.14%	1.25%	1.08%	0.95%
Annualized pre-tax, pre-provision, operating*	1.49%	1.42%	1.61%	1.62%	1.74%
Annualized return on avg common equity, operating*	9.70%	9.63%	10.32%	8.63%	7.65%
Annualized return on avg tangible common equity, oper*	13.44%	13.51%	14.54%	12.27%	10.95%
Average loans to average deposits	63.95%	65.73%	70.23%	75.17%	75.15%
FTE Net Interest Margin*	3.25%	3.14%	3.34%	3.51%	3.58%
Efficiency Ratio	57.81%	57.77%	55.24%	54.65%	54.52%
Efficiency Ratio, operating*	56.62%	57.77%	55.24%	56.54%	54.04.%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans**	1.09%	1.07%	1.07%	1.15%	1.09%
Nonperforming assets to tangible equity + ACL	5.43%	7.30%	7.52%	8.57%	9.31%
Nonperforming assets to total loans + OREO	0.95%	1.22%	1.20%	1.35%	1.42%
Annualized QTD net charge-offs (recoveries) to total loans	0.005%	0.03%	0.47%	0.25%	0.09%
**Beginning January 1, 2021, calculation is based on CECL methodology. Prior to January 1, 2021, calculation was based upon incurred loss methodology

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Assets
Cash and cash equivalents	$ 657,296	$ 762,486	$ 813,257	$ 562,554	$ 603,736
Securities available-for-sale	1,463,255	1,280,761	1,135,189	1,022,182	957,458
Other investments	22,225	22,225	22,137	27,475	27,461
Total investment securities	1,485,480	1,302,986	1,157,326	1,049,657	984,919
Loans held for sale	8,540	6,000	15,119	21,432	22,482
Total loans	2,960,919	3,036,732	3,055,093	3,123,678	3,155,932
Allowance for credit losses	(32,418)	(32,457)	(32,663)	(35,820)	(34,256)
Loans, net	2,937,041	3,004,275	3,022,430	3,087,858	3,121,676
Premises and equipment	123,594	120,667	121,934	123,450	124,875
Other Real Estate Owned	2,580	3,529	5,769	5,802	5,202
Goodwill and other intangibles	184,545	185,597	186,648	187,700	190,380
Other assets	121,348	124,193	120,315	114,307	110,889
Total assets	$5,511,884	$5,509,733	$5,442,798	$5,152,760	$5,164,159

Liabilities and Shareholders’ Equity
Non-interest bearing deposits^	$ 596,126	$ 682,014	$ 632,485	$ 571,079	$ 482,236
Interest-bearing deposits	4,076,415	3,991,898	3,987,812	3,644,201	3,746,978
Total deposits	4,672,541	4,673,912	4,620,297	4,215,280	4,229,214
Borrowings	-	-	4,466	114,647	115,827
Subordinated debentures	144,650	144,611	144,572	144,592	144,709
Other liabilities	26,010	31,158	29,514	33,426	36,040
Total liabilities	4,843,201	4,849,681	4,798,849	4,507,945	4,525,790
Total shareholders’ equity	668,683	660,052	643,949	644,815	638,369
Total liabilities and shareholders’ equity	$5,511,884	$5,509,733	$5,442,798	$5,152,760	$5,164,159
^Reclassified $828,082 to interest-bearing deposits for Sept 30, 2021

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Interest Income:
Loans, including fees	$ 36,374	$ 36,283	$ 38,587	$ 38,472	$ 39,344
Investment securities	6,938	5,925	5,526	5,606	5,309
Accretion of purchase accounting adjustments	1,106	992	1,026	1,494	1,655
Other interest income	17	38	48	41	29
Total interest income	44,435	43,238	45,187	45,613	46,337
Interest Expense:
Deposits	2,649	3,375	3,910	4,262	5,110
Borrowings	-	52	288	260	265
Subordinated debentures	1,819	1,821	1,821	1,823	1,188
Accretion of purchase accounting adjustments	(61)	(60)	(61)	(198)	(198)
Total interest expense	4,407	5,188	5,958	6,147	6,365
Net interest income	40,028	38,050	39,229	39,466	39,972
Provision for credit losses	-	-	-	3,523	6,921
Net interest income after provision for credit losses	40,028	38,050	39,229	35,943	33,051

Non-interest Income:
Service charges on deposit accounts	1,846	1,756	1,761	1,925	1,780
Mortgage Income	1,732	2,372	3,162	3,270	2,961
Interchange Fee Income	2,744	3,145	2,644	2,562	2,491
Gain (loss) on securities, net	11	77	20	3	322
Financial Assistance Award/Bank Enterprise Award/RRP Grant	1,826	-	-	968	-
Bargain Purchase Gain and (Loss) on Sale of Land	(397)	-	-	812	-
Other charges and fees	1,824	1,472	1,885	1,388	1,530
Total non-interest income	9,586	8,822	9,472	10,928	8,794

Non-interest expense:
Salaries and employee benefits	16,246	16,036	16,054	16,642	15,494
Occupancy expense	3,922	3,813	3,879	3,890	3,826
FDIC/OCC premiums	532	499	494	520	447
Marketing	78	39	160	71	24
Amortization of core deposit intangibles	1,052	1,052	1,052	1,052	1,052
Other professional services	934	1,049	934	764	990
Acquisition charges	5	-	-	41	238
Other non-interest expense	6,284	4,964	4,691	4,917	4,864
Total Non-interest expense	29,053	27,452	27,264	27,897	26,935
Earnings before income taxes	20,561	19,420	21,437	18,974	14,910
Income tax expense	4,429	3,820	4,793	3,639	2,993
Net income available to common shareholders	$ 16,132	$ 15,600	$ 16,644	$ 15,335	$ 11,917

Diluted earnings per common share	$ 0.76	$ 0.74	$ 0.79	$ 0.72	$ 0.55
Diluted earnings per common share, operating*	$ 0.76	$ 0.74	$ 0.79	$ 0.65	$ 0.56
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2021	2020
Interest Income:
Loans, including fees	$ 111,245	$ 112,818
Investment securities	18,389	15,800
Accretion of purchase accounting adjustments	3,123	4,779
Other interest income	103	337
Total interest income	132,860	133,734
Interest Expense:
Deposits	9,934	17,111
Borrowings	340	1,406
Subordinated debentures	5,461	3,567
Amortization of purchase accounting adjustments	(182)	(1,567)
Total interest expense	15,553	20,517
Net interest income	117,307	113,217
Provision for credit losses	-	21,628
Net interest income after provision for credit losses	117,307	91,589

Non-interest Income:
Service charges on deposit accounts	5,363	5,291
Mortgage Income	7,266	7,174
Interchange Fee Income	8,533	6,872
Gain (loss) on securities, net	107	279
RRP Grant	1,826	-
Bargain Purchase Gain and Gain/(loss) on Sale of Land	(397)	7,643
Other charges and fees	5,183	3,689
Total non-interest income	27,881	30,948

Non-interest expense:
Salaries and employee benefits	48,337	44,588
Occupancy expense	11,614	9,943
FDIC/OCC premiums	1,524	831
Marketing	277	262
Amortization of core deposit intangibles	3,155	3,041
Other professional services	2,917	2,848
Acquisition charges	5	3,273
Other non-interest expense	15,941	13,658
Total Non-interest expense	83,770	78,444
Earnings before income taxes	61,418	44,093
Income tax expense	13,042	6,922
Net income available to common shareholders	$ 48,376	$ 37,171

Diluted earnings per common share	$ 2.28	$ 1.80
Diluted earnings per common share, operating*	$ 2.28	$ 1.56
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	Sept 30, 2021	Percent of Total	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	Percent of Total
Commercial, financial and agricultural	$ 426,342	14.3%	$ 485,134	$ 532,122	$ 561,342	$ 576,812	18.1%
Real estate – construction	361,732	12.2%	341,864	304,457	301,283	330,070	10.4%
Real estate – commercial	1,206,267	40.6%	1,215,103	1,217,505	1,214,602	1,191,514	37.6%
Real estate – residential	910,618	30.7%	935,827	944,032	987,313	999,381	31.4%
Lease Financing Receivable	2,889	0.1%	3,291	3,382	2,733	2,478	0.1%
Obligations of States & subdivisions	15,790	0.5%	16,489	14,996	15,369	13,345	0.4%
Consumer	37,281	1.3%	39,024	38,599	41,036	42,332	1.3%
Loans held for sale	8,540	0.3%	6,000	15,119	21,432	22,482	0.7%
Total loans	$2,969,459	100%	$3,042,732	$3,070,212	$3,145,110	$3,178,414	100%

COMPOSITION OF DEPOSITS	Sept 30, 2021	Percent of Total	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	Percent of Total
Non-interest bearing^	$ 596,126	12.8%	$682,014	$632,485	$571,079	$482,236	11.4%
NOW and other^	670,888	14.4%	704,034	702,766	664,626	658,453	15.6%
Money Market/Savings^	2,896,140	61.9%	2,758,957	2,734,873	2,398,526	2,456,504	58.1%
Time Deposits of less than $250,000	390,289	8.4%	404,437	419,556	439,101	473,265	11.2%
Time Deposits of $250,000 or more	119,098	2.5%	124,470	130,617	141,948	158,756	3.7%
Total Deposits	$4,672,541	100%	$4,673,912	$4,620,297	$4,215,280	$4,229,214	100%

Deposits Without Reclassification^	Sept 30, 2021	Percent of Total	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	Percent of Total
Non-interest bearing	$1,424,208	30.5%	$1,393,724	$1,328,239	$1,185,980	$1,195,042	28.3%
Now and other	1,524,935	32.6%	1,541,915	1,562,119	1,347,778	1,335,798	31.6%
Money Market/Savings	1,214,011	26.0%	1,209,366	1,179,749	1,100,473	1,066,353	25.2%
Time Deposits of less than $250,000	390,289	8.4%	404,437	419,556	439,101	473,265	11.2%
Time Deposits of $250,000 or more	119,098	2.5%	124,470	130,617	141,948	158,756	3.7%
Total Deposits	$4,672,541	100%	$4,673,912	$4,620,297	$4,215,280	$4,229,214	100%

ASSET QUALITY DATA	Sept 30, 2021		June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Nonaccrual loans	$ 25,012		$ 27,625	$ 29,981	$ 33,774	$ 37,300
Loans past due 90 days and over	456		5,834	1,079	2,692	2,396
Total nonperforming loans	25,468		33,459	31,060	36,466	39,696
Other real estate owned	2,580		3,529	5,769	5,802	5,202
Total nonperforming assets	$ 28,048		$36,988	$36,829	$42,268	$ 44,898

Nonperforming assets to total assets	0.51%		0.67%	0.68%	0.82%	0.87%
Nonperforming assets to total loans + OREO	0.95%		1.22%	1.20%	1.35%	1.42%
ACL to nonperforming loans	127.29%		97.01%	105.16%	98.23%	86.30%
ACL to total loans	1.09%		1.07%	1.07%	1.15%	1.09%

Qtr-to-date net charge-offs (recoveries)	$ 39		$ 207	$ 3,553	$ 1,959	$ 729
Annualized QTD net chg-offs (recs) to loans	0.005%		0.03%	0.47%	0.25%	0.09%
^Reclassified $828,082 to interest-bearing deposits for Sept 30, 2021

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$ 986,821	$ 5,033	2.04%	$ 853,180	$ 4,017	1.88%	$ 699,585	$ 3,591	2.05%	$ 659,243	$ 3,678	2.23%	$ 616,168	$ 3,432	2.23%
Tax-exempt securities	377,610	2,550	2.70%	367,074	2,554	2.78%	367,322	2,590	2.82%	361,529	2,581	2.86%	341,550	2,513	2.94%
Total investment
securities	1,364,431	7,583	2.22%	1,220,254	6,571	2.15%	1,066,907	6,181	2.32%	1,020,772	6,259	2.45%	957,718	5,945	2.48%
in other banks	656,891	17	0.01%	661,069	38	0.02%	614,283	48	0.03%	404,069	41	0.04%	413,786	29	0.03%
Loans	2,983,771	37,480	5.02%	3,042,785	37,275	4.90%	3,097,145	39,613	5.12%	3,153,543	39,966	5.07%	3,165,653	40,999	5.18%
Total Interest earning assets	5,005,093	45,080	3.60%	4,924,108	43,884	3.56%	4,778,335	45,842	3.84%	4,578,384	46,266	4.04%	4,537,157	46,973	4.14%
Other assets	506,134			534,423			558,929			557,752			548,183
Total assets	$ 5,511,227			$ 5,458,531			$ 5,337,264			$ 5,136,136			$ 5,085,340

Interest-bearing liabilities:
Deposits	$ 4,422,690	$ 2,588	0.23%	$ 4,374,372	$ 3,315	0.30%	$ 4,172,326	$ 3,849	0.37%	$ 3,971,379	$ 4,064	0.41%	$ 3,960,054	$ 4,912	0.50%
Borrowed Funds	206	-	0.00%	3,355	52	6.20%	100,143	288	1.15%	115,430	260	0.90%	115,935	265	0.91%
Subordinated debentures	144,630	1,819	5.03%	144,591	1,821	5.04%	144,590	1,821	5.04%	144,676	1,823	5.04%	81,470	1,188	5.83%
Total interest bearing liabilities	4,567,526	4,407	0.39%	4,522,318	5,188	0.46%	4,417,059	5,958	0.54%	4,213,485	6,147	0.58%	4,157,459	6,365	0.61%
Other liabilities	279,107			288,363			275,282			263,823			295,354
Shareholders' equity	664,594			647,850			644,923			640,828			632,527
Total liabilities and shareholders' equity	$ 5,511,227			$ 5,458,531			$ 5,337,264			$ 5,136,136			$ 5,085,340

Net interest income (FTE)*		$ 40,673	3.22%		$ 38,696	3.11%		$ 39,884	3.30%		$ 40,119	3.46%		$ 40,608	3.53%

Net interest margin (FTE)*			3.25%			3.14%			3.34%			3.51%			3.58%

Core net interest margin*			3.15%			3.05%			3.25%			3.35%			3.41%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Book value per common share	$ 31.81	$ 31.40	$ 30.64	$ 30.54	$ 29.82
Effect of intangible assets per share	8.78	8.83	8.88	8.89	8.89
Tangible book value per common share	$ 23.03	$ 22.57	$ 21.76	$ 21.65	$ 20.93

Diluted earnings per share	$ 0.76	$ 0.74	$ 0.79	$ 0.72	$ 0.55
Effect of acquisition charges	-	-	-	0.01	0.01
Tax on acquisition charges	-	-	-	-	-
Effect of bargain purchase gain and gain/loss on sale of land/fixed assets	.02	-	-	(0.04)	-
Tax on gain/loss on sale of land/fixed assets	-	-	-	-	-
Effect of Treasury awards	(.09)	-	-	(0.05)	-
Tax on Treasury awards	.02	-	-	0.01	-
Effect on Contributions related to Treasury awards	.07	-	-	-	-
Tax on Contributions related to Treasury awards	(.02)	-	-	-	-
Diluted earnings per share, operating	$ 0.76	$ 0.74	$ 0.79	$ 0.65	$ 0.56

		Year to Date
		2021		2020
Diluted earnings per share		$ 2.28		$ 1.80
Effect of acquisition charges		-		0.16
Tax on acquisition charges		-		(0.03)
Effect of bargain purchase gain and gain/loss on sale of land/fixed assets		.02		(0.38)
Tax on gain/loss on sale of land/fixed assets		-		0.01
Effect of Treasury awards		(.09)		-
Tax on Treasury awards		.02		-
Effect on Contributions related to Treasury awards		.07		-
Tax on Contributions related to Treasury awards		(.02)		-
Diluted earnings per share, operating		$ 2.28		$ 1.56

		Year to Date
		2021		2020
Net income available to common shareholders		$ 48,376		$ 37,171
Acquisition charges		5		3,273
Tax on acquisition charges		(1)		(743)
Bargain purchase gain and gain/loss on sale of land/fixed assets		397		(7,643)
Tax on gain/loss on sale of land/fixed assets		(100)		157
Treasury awards		(1,826)		-
Tax on Treasury awards		462		-
Contributions related to Treasury awards		1,400		-
Tax on Contributions related to Treasury awards		(354)		-
Net earnings available to common shareholders, operating		$ 48,359		$ 32,215

		Three Months Ended
Average Balance Sheet Data		Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Total average assets	A	$5,504,107	$5,458,531	$5,337,264	$5,136,136	$5,085,340
Total average earning assets	B	5,005,093	$4,924,108	$4,778,335	$4,578,384	$4,537,157

Common Equity	C	$ 664,594	$ 647,850	$ 644,923	$ 640,828	$ 632,527
Less intangible assets		185,054	186,107	187,148	189,817	190,892
Total Tangible common equity	D	$ 479,540	$ 461,743	$ 457,775	$ 451,011	$ 441,635

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Net interest income	E	$ 40,028	$ 38,050	$ 39,229	$ 39,466	$ 39,972
Tax-exempt investment income		(1,905)	(1,908)	(1,935)	(1,928)	(1,877)
Taxable investment income		2,550	2,554	2,590	2,581	2,513
Net Interest Income Fully Tax Equivalent	F	$ 40,673	$ 38,696	$ 39,884	$ 40,119	$ 40,608

Annualized Net Interest Margin	E/B	3.20%	3.09%	3.28%	3.45%	3.52%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.25%	3.14%	3.34%	3.51%	3.58%

Total Interest Income, Fully Tax Equivalent
Total Interest Income		$ 44,435	$ 43,238	$ 45,187	$ 45,613	$ 46,337
Tax-exempt investment income		(1,905)	(1,908)	(1,935)	(1,928)	(1,877)
Taxable investment income		2,550	2,554	2,590	2,581	2,513
Total Interest Income, Fully Tax Equivalent	G	$ 45,080	$ 43,884	$ 45,842	$ 46,266	$ 46,973

Yield on Average Earning Assets, Fully Tax Equivalent	G/B	3.60%	3.56%	3.84%	4.04%	4.14%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities		$ 6,938	$ 5,925	$ 5,526	$ 5,606	$ 5,309
Tax-exempt investment income		(1,905)	(1,908)	(1,935)	(1,928)	(1,877)
Taxable investment Income		2,550	2,554	2,590	2,581	2,513
Interest Income Investment Securities, Fully Tax Equivalent	H	$ 7,583	$ 6,571	$ 6,181	$ 6,259	$ 5,945

Average Investment Securities	I	$ 1,364,431	$ 1,220,254	$1,066,907	$ 1,020,772	$ 957,718

Yield on Investment Securities, Fully Tax Equivalent	H/I	2.22%	2.15%	2.32%	2.45%	2.48%

		Three Months Ended
Core Net Interest Margin		Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Net interest income (FTE)		$ 40,673	$ 38,696	$ 39,884	$ 40,119	$ 40,608
Less purchase accounting adjustments		1,167	1,052	1,026	1,692	1,853
Net interest income, net of purchase accounting adj	J	$ 39,506	$ 37,644	$ 38,858	$ 38,427	$ 38,755

Total average earning assets		$5,005,093	$4,924,108	$4,778,335	$4,578,384	$4,537,157
Add average balance of loan valuation discount		5,252	6,373	8,480	9,808	11,501
Avg earning assets, excluding loan valuation discount	K	$5,010,345	$4,930,481	$4,786,815	$4,588,192	$4,548,658

Core net interest margin	J/K	3.15%	3.05%	3.25%	3.35%	3.41%

		Three Months Ended
Efficiency Ratio		Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Operating Expense
Total non-interest expense		$ 29,053	$ 27,452	$ 27,264	$ 27,897	$ 26,935
Pre-tax non-operating expenses		(1,405)	-	-	(41)	(238)
Adjusted Operating Expense	L	$ 27,648	$ 27,452	$ 27,264	$ 27,856	$ 26,697

Operating Revenue
Net interest income, FTE		$ 40,673	$ 38,696	$ 39,884	$ 40,119	$ 40,608
Total non-interest income		9,586	8,822	9,472	10,928	8,794
Pre-tax non-operating items		(1,429)	-	-	(1,780)	-
Adjusted Operating Revenue	M	$ 48,830	$ 47,518	$ 49,356	$ 49,267	$ 49,402

Efficiency Ratio, operating	L/M	56.62%	57.77%	55.24%	56.54%	54.04%

		Three Months Ended
Return Ratios		Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Net income available to common shareholders	N	$ 16,132	$ 15,600	$ 16,644	$ 15,335	$ 11,917
Acquisition charges		5	-	-	41	238
Tax on acquisition charges		(1)	-	-	(10)	(61)
Bargain purchase gain and loss on sale of fixed assets		397	-	-	(812)	-
Tax on loss on sale of fixed assets		(100)	-	-	-	-
Treasury awards		(1,826)	-	-	(968)	-
Tax on Treasury awards		462	-	-	245	-
Charitable contributions related to Treasury awards		1,400	-	-	-	-
Tax on charitable contributions related to Treasury awards		(354)	-	-	-	-
Net earnings available to common shareholders, operating	O	$ 16,115	$ 15,600	$ 16,644	$ 13,831	$ 12,094

Pre-Tax Pre-Provision Operating Earnings
Earnings before income taxes	P	$ 20,561	$ 19,420	$ 21,437	$ 18,974	$ 14,910
Acquisition charges		5	-	-	41	238
Provision for loan losses		-	-	-	3,523	6,921
Loss on sale of fixed assets		397
Treasury Awards and Gains		(1,826)	-	-	(1,780)	-
Charitable contributions related to Treasury awards		1,400	-	-	-	-
Pre-Tax, Pre-Provision Operating Earnings	Q	$ 20,537	$ 19,420	$ 21,437	$ 20,758	$ 22,069

Annualized return on avg assets	N/A	1.17%	1.14%	1.25%	1.19%	0.94%
Annualized return on avg assets, oper	O/A	1.17%	1.14%	1.25%	1.08%	0.95%
Annualized pre-tax, pre-provision, oper	Q/A	1.49%	1.42%	1.61%	1.62%	1.74%
Annualized return on avg common equity, oper	O/C	9.70%	9.63%	10.32%	8.63%	7.65%
Annualized return on avg tangible common equity, operating	O/D	13.44%	13.51%	14.54%	12.27%	10.95%

Mortgage Department
Net Interest Income after provision for credit losses		$ 92	$ 113	$ 140	$ 133	$ 142
Loan fee income		1,732	2,372	3,162	3,270	2,961
Salaries and employee benefits		(995)	(1,165)	(1,512)	(1,329)	(1,444)
Other non-interest expense		(131)	(131)	(126)	(105)	(110)
Earnings before income taxes		$ 698	$ 1,189	$ 1,664	$ 1,969	$ 1,549

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer

(601) 268-8998